UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On January 17, 2023, John P. Hamill, the Senior Vice President, Chief Financial Officer and Corporate Secretary of Windtree Therapeutics, Inc. (the “Company”) notified the Company of his decision to resign effective as of January 27, 2023 (the “Effective Date”). Mr. Hamill resigned for personal reasons and not as a result of any disagreement with the Company or its independent registered public accountants on any matter relating to the Company’s financial or accounting operations, policies or practices.

Appointment of Interim Chief Financial Officer

On January 18, 2023, the board of directors of the Company appointed John Tattory as Interim Chief Financial Officer, effective as of the Effective Date. Mr. Tattory will also assume the duties of the principal financial officer and principal accounting officer of the Company as of the Effective Date. Mr. Tattory previously served as the Company’s Senior Vice President and Chief Financial Officer from March 2014 to July 2020. The Company intends to commence a comprehensive search process to identify a new Chief Financial Officer.

Beginning January 19, 2023, Mr. Tattory will provide his services as a consultant through LifeSci Associates (“LS Associates”), a business unit of LifeSci Advisors, LLC, at an agreed upon hourly rate.

Mr. Tattory, age 57, is a Senior Consultant with LS Associates, a management consulting firm, and has been associated with LS Associates since January 2023. Prior to LS Associates, Mr. Tattory was the Chief Financial Officer of Cerapedics, Inc., a commercial-stage ortho-biologics company, from September 2020 to December 2022. Mr. Tattory previously served as the Company’s Senior Vice President and Chief Financial Officer from March 2014 to July 2020, having previously served as the Company’s Vice President, Finance and Chief Accounting Officer from March 2013 to March 2014, the Company’s Vice President, Finance and Controller and the designated principal accounting officer from July 2010 to March 2013, and the Company’s Vice President, Finance from January 2008 to July 2010. He brings more than 25 years of financial management and leadership experience, including directing U.S. and international financial operations, strategic transactions, licensing and collaboration arrangements, and equity and debt financings. Prior to joining the Company, Mr. Tattory held financial management positions at Tyco International and Bristol-Myers Squibb. Previously, Mr. Tattory served as an Audit Manager with Ernst & Young LLP. Mr. Tattory is a certified public accountant (currently inactive status) and holds a B.S. degree in Commerce from Rider University.

There are no arrangements or understandings between Mr. Tattory and any other persons pursuant to which Mr. Tattory was appointed as Interim Chief Financial Officer of the Company. In addition, there are no family relationships between Mr. Tattory and any director or executive officer of the Company, and there are no transactions involving Mr. Tattory requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig E. Fraser
Name:	Craig E. Fraser
Title:	President and Chief Executive Officer

Date: January 19, 2023